Exhibit 99.1

Xynomic Pharma Reports Encouraging Interim Data from Phase 1b Study of Abexinostat Combined with Keytruda® in Multiple Solid Tumors

RALEIGH, N.C. and SHANGHAI, Aug. 30, 2019 (GLOBE NEWSWIRE) — Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, stock ticker: XYNO), a clinical stage US-China oncology drug development company, announced encouraging interim data from an ongoing Phase 1b study of its lead candidate abexinostat, an orally dosed, hydroxamic acid-based small molecule histone deacetylase (“HDAC”) inhibitor , in combination with Keytruda®, for the treatment of multiple solid tumors. The trial is being conducted at University of California, San Francisco. The interim data will also be presented at the 3rd World-China Immunotherapy & Gene Therapy Congress 2019 to be held in Beijing from August 30th to 31st, 2019.

This Phase 1b trial explores abexinostat in combination with pembrolizumab (trade name Keytruda®) to treat patients with prior progression on Keytruda® or other immune checkpoint inhibitor treatments. A total of 7 patients with prior progression on anti-PD1/PD-L1 treatment were enrolled in the Dose Escalation portion of the study. Tumor types included melanoma (N = 3), urothelial carcinoma (N = 2), neuroendocrine carcinoma (N = 1), and esophageal squamous cell carcinoma (N = 1). The median number of lines of prior systemic therapy was 3. Median age of patient population was 61. In the two dose levels tested (abexinostat 30 mg/m2 and 45 mg/m2 on days 1-4, 8-11 in combination with pembrolizumab 200 mg IV on day 1), there were no dose-limiting toxicities. The maximally tolerated dose was not reached, and the recommended Phase 2 dose is abexinostat 45 mg/m2 BID on days 1-4, 8-11 of a 21 day cycle in conjunction with pembrolizumab 200 mg IV on day 1. There were no treatment-related grade ≥ 3 or serious adverse events. The most common Grade 1-2 adverse events were diarrhea (N = 3), rash (n = 2), thrombocytopenia (n = 1), and dysgeusia (n = 1). 2 out of 7 patients (29%) experienced stable disease for > 6 months. 1 of these 2 patients has pembrolizumab-refractory urothelial carcinoma and remains on treatment for 6+ months with ongoing 20% reduction in tumor size from baseline.

Enrollment in Dose Expansion portion of this trial is ongoing to ascertain the response rate and disease control rate across tumor types. The trial is targeting to enroll a total of approximately 42 patients in the U.S.

“Abexinostat is known mechanistically to have potential synergy with immune checkpoint inhibitors. We are very pleased with the interim data reported today by UCSF, a world leader in solid tumor clinical research. The data reported today indicate the combination of abexinostat with Keytruda® could be safe and well tolerated and there is preliminary evidence demonstrating efficacy and the potential to reverse resistance to immune checkpoint blockade. We expect to report additional data at a scientific conference early next year.” Mr. Y. Mark Xu, Chairman and CEO of Xynomic commented.

About Xynomic Pharmaceuticals Holdings, Inc.
Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic’s XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s XP-102 (BI 882370) is a Phase 1 ready pan-RAF inhibitor.

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Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com